As filed with the Securities and Exchange Commission on February 6, 2007
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PREMIER EXHIBITIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida (State of Incorporation)	20-1424922 (I.R.S. Employer Identification No.)

3340 Peachtree Road, NE, Suite 2250 Atlanta, Georgia (Address of Principal Executive Offices)	30326 (Zip Code)

Premier Exhibitions, Inc. 2000 Stock Option Plan
and
Amended and Restated Premier Exhibitions, Inc. 2004 Stock Option Plan
(Full Title of the Plans)

Brian Wainger, Esq. Vice President and Chief Legal Counsel Premier Exhibitions, Inc. 3340 Peachtree Road, NE, Suite 2250 Atlanta, Georgia 30326 Tel: (404) 842-2600 Fax: (404) 842-2626	Copies to: Daniel R. Kinel, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604-2711 Tel: (585) 232-6500 Fax: (585) 232-2152
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed maximum	Amount of
Title of securities	to be	offering price	aggregate offering	registration
to be registered	registered	per share	price	fee
Common Stock, $0.0001 par value	4,600,000 shares(1)	$10.86(2)	$49,956,000(2)	$5,345

(1)	Amount to be registered consists of 4,600,000 shares of Premier Exhibitions, Inc. Common Stock, par value $0.0001 per share, issuable pursuant to the grant of awards under its 2000 Stock Option Plan and/or its Amended and Restated 2004 Stock Option Plan (together, the “Plans”). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans, including additional shares of Common Stock as may be issuable pursuant to anti-dilution provisions of the Plans.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933 and based on the average of the high and low prices of Premier Exhibitions, Inc.’s Common Stock, as reported on the NASDAQ Global Market on February 5, 2007.

EXPLANATORY NOTE
     Premier Exhibitions, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register shares of the Company’s Common Stock, $0.0001 par value per share, issuable under the Premier Exhibitions, Inc. 2000 Stock Option Plan (the “2000 Stock Option Plan”) and under the Premier Exhibitions, Inc. Amended and Restated 2004 Stock Option Plan (the “2004 Stock Option Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents constituting Part I of this Registration Statement will be sent or given to participants in the Company’s 2000 Stock Option Plan and in its 2004 Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.
Item 2. Registrant Information and Employee Plan Annual Information.
     Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement to participants in the Company’s 2000 Stock Option Plan and in its 2004 Stock Option Plan. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants in the Company’s 2000 Stock Option Plan and in its 2004 Stock Option Plan pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Brian Wainger, Esq., Vice President and Chief Legal Counsel, at the address and telephone number for him set forth on the cover of this Registration Statement.

 1

PART II
Item 3. Incorporation of Certain Documents by Reference.
     The following documents previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference herein:
•	The Company’s annual report on Form 10-K for its fiscal year ended February 28, 2006, as amended;

•	The Company’s definitive proxy statement for its 2006 annual meeting of shareholders. filed on June 28, 2006;

•	The Company’s quarterly report on Form 10-Q for the quarter ended May 31, 2006, as amended, the Company’s quarterly report on Form 10-Q for the quarter ended August 31, 2006, and the Company’s quarterly report on Form 10-Q for the quarter ended November 30, 2006;

•	The Company’s current reports on Form 8-K filed on March 20, 2006, March 21, 2006, March 31, 2006, April 10, 2006, April 19, 2006, June 16, 2006, July 7, 2006, July 14, 2006, August 1, 2006, August 24, 2006, September 13, 2006, September 21, 2006, October 2, 2006, October 5, 2006, October 17, 2006, November 14, 2006 and January 10, 2007;

•	All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, since February 28, 2006; and

•	The description of the Company’s common stock, par value $0.0001 per share, contained in the Company’s Registration Statement on Form 8-A (Reg. No. 0-22926), filed with the Securities and Exchange Commission on November 22, 1993.
     All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     Section 607.0850 of the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. The Company’s charter provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.
     Under Florida law, the Company has the power to indemnify its directors and officers against claims arising in connection with their service to the Company except when a director’s or officer’s conduct involves: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; or (d) willful misconduct or conscious disregard for the Company’s best interests in a proceeding by or in the right of a shareholder.
     In addition, the Company has entered into agreements with certain of its directors and officers that contain provisions requiring the Company to indemnify them to the fullest extent permitted by Florida law. The agreements require the Company to indemnify its directors and officers to the extent permitted by its charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Company’s directors, officers or persons in control pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, as amended, and is, therefore, unenforceable.
     The Company’s charter limits the liability of current and former directors for monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, and notwithstanding anything to the contrary in the Company’s charter or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to management or policy of the corporation unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes: (a) a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) an unlawful distribution; (d) in a proceeding by or in the right of the corporation or one or more of its shareholders, conscious disregard for its best interests or willful misconduct; or (e) in a proceeding brought by someone other than the corporation or one or more of its shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.
     The Company has purchased insurance with respect to, among other things, liabilities that may arise under the statutory provisions referred to above. The Company’s directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
     See the Exhibit Index, which is incorporated herein by this reference.
Item 9. Undertakings.
     (a) Rule 415 Offering.
     The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     Provided, however, that:
                         (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; and
                         (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
                         (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished; provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of the Commission if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) If the Registrant is relying on Rule 430B:
                         (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
                         (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; or
               (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.
          (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
               The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
                         (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
                         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
                         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
                         (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 6, 2007.

PREMIER EXHIBITIONS, INC.

By:	/s/ Arnie Geller

Arnie Geller, President and Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Arnie Geller and Stephen Couture as his true and lawful attorneys-in-fact, each with full power of substitution and resubstitution for and in his name, place and stead to sign, attest and file this Registration Statement and any and all amendments and exhibits hereto and any and all applications or other documents to be filed with the Securities and Exchange Commission, granting unto said attorneys full power and authority to do and perform any and all acts and things whatsoever requisite or necessary to be done in the premises.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature	Title

February 6, 2007	/s/ Arnie Geller Arnie Geller	Chairman of the Board, President and Chief Executive Officer, and Director (Principal Executive Officer)

February 6, 2007	/s/ Stephen Couture Stephen Couture	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director

February 6, 2007	/s/ Douglas Banker Douglas Banker	Director

February 6, 2007	/s/ N. Nick Cretan N. Nick Cretan	Director

February 6, 2007	/s/ Alan Reed Alan Reed	Director

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number	Description	Location

4.1	Articles of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 8-K filed on October 20, 2004

4.2	Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to Registrant’s Report on Form 8-K filed October 20, 2004

4.3	Form of the Registrant’s Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to Registrant’s Report on Form 8-K/A filed on November 1, 2004

4.4	Registrant’s 2000 Stock Option Plan and Form of Stock Option	Incorporated by reference to Exhibit 10.1 to Registrant’s Report on Form 8-K filed on October 20, 2004

4.5	Registrant’s Amended and Restated 2004 Stock Option Plan and Form of Stock Option	Incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed on June 28, 2006

5.1	Opinion of Harter Secrest & Emery LLP	Filed herewith

23.1	Consent of Harter Secrest & Emery LLP	(included in Exhibit 5.1)

23.2	Consent of Kempisty & Company, Certified Public Accountants, P.C.	Filed herewith

24.1	Power of Attorney	(included on signature page of this Registration Statement)